Exhibit 4.1

AMENDMENT #2 TO WARRANT AGREEMENT

BETWEEN

OXBRIDGE RE HOLDINGS LIMITED

AND

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., AS WARRANT AGENT

THIS AMENDMENT #2, dated January 29, 2024 (“Amendment #2”), to the Warrant Agreement, dated as of March 26, 2014, as amended by Amendment #1 to the Warrant Agreement, dated as of November 16, 2018 (as amended by Amendment #1, the “Warrant Agreement”), by and between Oxbridge Re Holdings Limited, a Cayman Islands exempted company (the “Company”), and Broadridge Corporate Issuer Solutions, LLC (successor-in-interest to Broadridge Corporate Issuer Solutions, Inc.), a Pennsylvania limited liability company, as Warrant Agent (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent originally entered into that certain Warrant Agreement relating to, among other things, the issuance of warrants to purchase shares of the Company’s common stock at an exercise price of $7.50 per share (the “Warrants”); and

WHEREAS, the Company and Warrant Agent previously entered into Amendment #1 to the Warrant Agreement effective as of November 16, 2018, for the purpose of extending the duration of the Warrants in accordance with Section 3.2 of the Warrant Agreement; and

WHEREAS, pursuant to Section 3.2 of the Warrant Agreement, the Company has elected to further extend the duration of the Warrants by delaying the Expiration Date (as defined in the Warrant Agreement) as further set forth herein, and the Company and the Warrant Agent desire to hereby amend the Warrant Agreement accordingly.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

1.	Amendments.

a.	Section 3.2 of the Warrant Agreement is amended and restated as follows:

“3.2	Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on March 26, 2014 and terminating at 5:00 p.m., Philadelphia time on the earlier to occur of (i) March 26, 2029 and (ii) the day prior to the date fixed for cancellation of the Warrants as provided in Section 6 of this Agreement (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become null and void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date and will provide written notification of the delayed Expiration Date to the Warrant Agent.

b.	The Form of Warrant Certificate attached as Exhibit A to the Warrant Agreement is amended and restated as set forth on Exhibit A to this Amendment #2.

2.	Counterparts. This Amendment #2 may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

3.

Miscellaneous: This Amendment #2 shall be made a party of the Warrant Agreement and shall be subject to the terms and provisions of the Warrant Agreement. In the event of any conflict or inconsistency between the Warrant Agreement and this Amendment #2, this Amendment #2 shall supersede and prevail. Capitalized terms not otherwise defined shall have the meaning set forth in the Warrant Agreement. Except as specifically modified hereby, the terms and conditions of the Warrant Agreement shall continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #2 to be duly executed as of the date first above written.

COMPANY:

oxbridge re holdings limited

By:	/s/ Wrendon Timothy
Name:	Wrendon Timothy
Title:	Chief Financial Officer

WARRANT AGENT:

broadridge corporate issuer solutions, LLC

By:	/s/ John P. Dunn
Name:	John P. Dunn
Title:	Sr. Vice President

EXHIBIT A

FORM OF WARRANT CERTIFICATE

(as amended and restated on January ___, 2024)

THIS WARRANT CERTIFICATE CANNOT BE TRANSFERRED OR EXCHANGED UNTIL THE DATE (THE “DETACHMENT DATE”) ESTABLISHED FOR SEPARATION FROM THE ORDINARY SHARES TO WHICH THIS WARRANT IS ATTACHED EXCEPT AS PART OF A UNIT OF OXBRIDGE RE HOLDINGS LIMITED.

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN

Warrant Certificate evidencing Warrants to Purchase
Ordinary Shares, $0.001 (USD) par value per share, as described herein

Oxbridge Re Holdings Limited

No._____________	CUSIP No. G6856M 114

VOID AFTER 5:00 P.M., PHILADELPHIA TIME,

ON MARCH 26, 2029, OR UPON EARLIER CANCELLATION

This certifies that ______________________ is the registered holder of the above indicated number of warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Oxbridge Re Holdings Limited, a Cayman Islands exempted company (the “Company”), one of the Company’s Ordinary Shares (each, a “Share”) at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $7.50 initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on March 26, 2014 and ending at 5:00 p.m., Philadelphia time, on the earlier to occur of (i) March 26, 2029 and (ii) the day prior to the date fixed for cancellation of the Warrants as provided in Section 6 of the Warrant Agreement (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 p.m., Philadelphia time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant by delivering, not later than 5:00 p.m., Philadelphia time, on any Business Day during the Exercise Period (the “Exercise Date”) to Broadridge Corporate Issuer Solutions, LLC (the “Warrant Agent,” which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department (i) this Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate (as defined in the Warrant Agreement), the Warrants to be exercised (the “Book-Entry Warrants”) as shown on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly completed and executed (A) by the holder hereof on the reverse of this Warrant Certificate or (B) in the case of a Book-Entry Warrant Certificate, by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”) substantially in the form included on the reverse hereof, as applicable and (iii) unless the holder of the Warrants has elected a Cashless Exercise (as defined below), the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds, in each case payable to the order of the Company.

If an effective registration statement is not available for the issuance of the Shares, the holder of the Warrants may exercise the Warrants through a cashless exercise (a “Cashless Exercise”). The number of Shares to be issued in connection with a Cashless Exercise shall be determined as follows:

X = Y x ((A-B)/A)

where:

X = the number of Shares to be issued to the registered holder;

Y = the number of Shares with respect to which the Warrant Certificates or Book-Entry Warrant Certificates are being exercised;

A = the average of the Closing Sale Prices of the Company’s ordinary shares (as reported by Bloomberg) for the five (5) consecutive trading days ending on the date immediately preceding the Exercise Date; and

B = the Exercise Price.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg, or, if such exchange or trading market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 p.m., Philadelphia time, as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the registered holder. If the Company and the registered holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

If any of (a) the Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) the Exercise Price therefor (if applicable), is received by the Warrant Agent after 5:00 p.m., Philadelphia time, on the specified Exercise Date, the Warrants shall be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants shall be deemed to be received and exercised on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof shall be null and void and any funds delivered to the Warrant Agent will be returned to the registered holder or the Participant, as the case may be, as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants shall be determined by the Company, in its sole discretion, and such determination shall be final and binding upon the registered holder or the Participant, as applicable, and the Warrant Agent. Neither the Company nor the Warrant Agent shall have any obligation to inform a registered holder or the Participant, as applicable, of the invalidity of any exercise of Warrants.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions or the New York Stock Exchange generally are authorized or obligated by law or regulation to close in New York City.

No fractional Ordinary Shares are to be issued upon the exercise of any Warrant and no payment will be made with respect to any fractional Ordinary Shares to which any holder of Warrants might otherwise be entitled upon exercise of Warrants.

If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of the Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder. If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of March 26, 2014, as amended from time to time (as amended, the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at Suite 201, 42 Edward Street, George Town, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands.

After September 26, 2014, the Company may, at its option, cancel the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the “Cancellation Notice”), provided, that the closing price per share of the Company’s Ordinary Shares has exceeded $9.38 for at least ten (10) trading days within any period of twenty (20) consecutive trading days, including the last trading day of the period. In the event that the Company shall elect to cancel all or a portion of the then outstanding Warrants, the Company shall fix a date for the cancellation (the “Cancellation Date”). The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Cancellation Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Cancellation Date.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

Prior to the Detachment Date, the Warrants represented by this Warrant Certificate may be exchanged or transferred only together with the Shares to which such Warrant is attached (together, a “Unit”), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Unit. Additionally, prior to the Detachment Date, each transfer of such Unit on the register of the Units shall operate also to transfer the Warrants included in such Units. From and after the Detachment Date, the two immediately preceding sentences shall be of no further force and effect.

Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer reasonably acceptable to the Warrant Agent, duly executed by the registered holder thereof, or by a duly authorized attorney, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; and provided, further, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee, a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE CAYMAN ISLANDS, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of January [_______] 2024

OXBRIDGE RE HOLDINGS LIMITED

By:
Name:
Title:

BROADRIDGE CORPORATE ISSUER

SOLUTIONS, LLC, AS WARRANT AGENT

By:
Name:
Title:

[REVERSE]

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 p.m., Philadelphia time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Company, in an amount equal to the Exercise Price in full for the Warrants exercised (unless the holder has elected a Cashless Exercise, in which case no such payment must be made). The Warrant holder or Participant must also provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 p.m., Philadelphia time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on _______________, _____ (the “Exercise Date”), ___________ Warrants, evidenced by this Warrant Certificate, to purchase, _______________ Ordinary Shares (each a “Share”) of Oxbridge Re Holdings Limited, a Cayman Islands exempted company (the “Company”), and represents that:

_____ this exercise is intended to be a Cash Exercise and that such holder has, on or before the Exercise Date, tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Broadridge Corporate Issuer Solutions, LLC, in the amount of $ ___________ in accordance with the terms hereof; or

_______ this exercise is intended to be a Cashless Exercise.

The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: _____________________, _____

Name: ______________________________	(Please Print)

___________________________________
(Insert Social Security or Other Identifying
Number of Holder)

Address: ____________________________
___________________________________
___________________________________

Signature: ___________________________

This Warrant may only be exercised by presentation to the Warrant Agent.

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares
are to be registered if other than
in the name of the registered holder
of this Warrant Certificate:

Address to which Shares
are to be mailed if other than to the
address of the registered holder of
this Warrant Certificate as shown on
the books of the Warrant Agent:
(Street Address)

(City and State) (Zip Code)

Name in which Warrant Certificate
evidencing unexercised Warrants, if any,
are to be registered if other than in the
name of the registered holder of this
Warrant Certificate:

Address to which certificate representing
unexercised Warrants, if any, are to be
mailed if other than to the address of
the registered holder of this Warrant
Certificate as shown on the books of
the Warrant Agent:
(Street Address)

(City and State) (Zip Code)

Dated:

Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

SIGNATURE GUARANTEE

Name of Firm: ______________________________________________
Address: __________________________________________________
Area Code
and Number: _____________________________________________
Authorized
Signature: _______________________________________________
Name: ____________________________________________________
Title: _____________________________________________________
Dated: ____________________________________________________

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, ______________________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO:

(Please print name and address	(Please insert social security or
including zip code of assignee)	other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _______________________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

SIGNATURE GUARANTEE

Name of Firm: ______________________________________________
Address: __________________________________________________
Area Code
and Number: _____________________________________________
Authorized
Signature: _______________________________________________
Name: ____________________________________________________
Title: _____________________________________________________
Dated: ____________________________________________________